     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2004
                                                           REGISTRATION NO. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-11

                FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                               -------------------

                         LUMINENT MORTGAGE CAPITAL, INC.
      (Exact name of registrant as specified in its governing instruments)

                 MARYLAND                                   06-1694835
(State of other jurisdiction of incorporation    (I.R.S. Employer Identification
            or organization)                                   No.)

                        909 MONTGOMERY STREET, SUITE 500
                         SAN FRANCISCO, CALIFORNIA 94133
                                 (415) 486-2110
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------

                            ALBERT J. GUTIERREZ, CFA
                                    PRESIDENT
                         LUMINENT MORTGAGE CAPITAL, INC.
                        909 MONTGOMERY STREET, SUITE 500
                         SAN FRANCISCO, CALIFORNIA 94133
                                 (415) 486-2110

                                   COPIES TO:

          PETER T. HEALY, ESQ.                       DHIYA EL-SADEN, ESQ.
          O'MELVENY & MYERS LLP                   GIBSON, DUNN & CRUTCHER LLP
     275 BATTERY STREET, SUITE 2600                  333 SOUTH GRAND AVE.
  SAN FRANCISCO, CALIFORNIA 94111-3344           LOS ANGELES, CALIFORNIA 90071
             (415) 984-8700                             (213) 229-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                               -------------------

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-113493

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] _____

                         CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED MAXIMUM
                                                                            AGGREGATE OFFERING        AMOUNT OF
              TITLE OF EACH CLASS OF SHARES TO BE REGISTERED                     PRICE (1)       REGISTRATION FEE (2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share...............................         $20,700,000           $2,622.69

(1) Represents the amount by which the maximum aggregate offering price of the registrant's public offering ($193,200,000), including the shares potentially issuable upon exercise of the underwriters' over-allotment option, exceeds the maximum offering price previously registered ($172,500,000) on Form S-11 (333-113493).

(2) Calculated under Section 6(b) of the Securities Act of 1933, as amended, based upon a registration fee rate of $126.70 per $1.0 million of proposed maximum aggregate offering price.

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                       THE EXHIBIT INDEX BEGINS ON PAGE 4.

================================================================================

                    INCORPORATION BY REFERENCE OF CONTENTS OF
              EARLIER REGISTRATION STATEMENT (FILE NO. 333-113493)

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by the Registrant solely to register additional common stock as part of the Registrant's public offering. Pursuant to General Instruction G of Form S-11, the contents of the Registration Statement on Form S-11 (File No. 333-113493) filed by Luminent Mortgage Capital, Inc. are hereby incorporated by reference in this Registration Statement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

         All exhibits filed with or incorporated by reference in Registration Statement on Form S-11 (File No. 333-113493) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except for exhibits 5.1, 8.1, 23.1, 23.2 and 23.3. The following exhibits are also filed herewith.

EXHIBIT NUMBER                                            DESCRIPTION
--------------   ---------------------------------------------------------------------------------------------
                 LEGAL OPINIONS

  5.1*           Opinion of Ballard Spahr Andrews & Ingersoll LLP as to legality of the securities being issued

  8.1*           Opinion of O'Melveny & Myers LLP as to certain U.S. federal income tax matters

                 CONSENTS AND POWERS OF ATTORNEY

 23.1*           Consent of Deloitte & Touche LLP, independent accountants

 23.2            Consent of Ballard Spahr Andrews & Ingersoll LLP (included within Exhibit 5.1 hereto)

 23.3            Consent of O'Melveny & Myers LLP (included within Exhibit 8.1 hereto)

--------------------

     * Filed as a separate exhibit herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Luminent Mortgage Capital, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 30th day of March, 2004.

                                                LUMINENT MORTGAGE CAPITAL, INC.
                                                         (registrant)

                                                By:     /s/ GAIL P. SENECA
                                                    ----------------------------
                                                         Gail P. Seneca
                                                     Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                       TITLE                               DATE
--------------------------             ------------------------------------           --------------
   /s/ GAIL P. SENECA                  Chief Executive Officer, Chairman of           March 30, 2004
--------------------------             the Board of Directors and Director
     Gail P. Seneca                    (Principal Executive Officer)

/s/ CHRISTOPHER J. ZYDA                Senior Vice President and Chief                March 30, 2004
--------------------------             Financial Officer (Principal
  Christopher J. Zyda                  Financial and Accounting Officer)

  ALBERT J. GUTIERREZ*                 President and Director                         March 30, 2004
--------------------------
  Albert J. Gutierrez

    BRUCE A. MILLER*                   Director                                       March 30, 2004
--------------------------
    Bruce A. Miller

     JOHN MCMAHAN*                     Director                                       March 30, 2004
--------------------------
      John McMahan

  ROBERT B. GOLDSTEIN*                 Director                                       March 30, 2004
--------------------------
  Robert B. Goldstein

   DONALD H. PUTNAM*                   Director                                       March 30, 2004
--------------------------
    Donald H. Putnam

  JOSEPH E. WHITTERS*                  Director                                       March 30, 2004
--------------------------
   Joseph E. Whitters

 *By:       /s/ GAIL P. SENECA
     ----------------------------------
             Gail P. Seneca
            Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                                                 DESCRIPTION
-------          ----------------------------------------------------------------------------------------------
                 LEGAL OPINIONS

  5.1*           Opinion of Ballard Spahr Andrews & Ingersoll LLP as to legality of the securities being issued

  8.1*           Opinion of O'Melveny & Myers LLP as to certain U.S. federal income tax matters

                 CONSENTS AND POWERS OF ATTORNEY

 23.1*           Consent of Deloitte & Touche LLP, independent accountants

 23.2            Consent of Ballard Spahr Andrews & Ingersoll LLP (included within Exhibit 5.1 hereto)

 23.3            Consent of O'Melveny & Myers LLP (included within Exhibit 8.1 hereto)

-------------------

     *   Filed as a separate exhibit herewith